UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(amendment no. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2007

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Dreams, Inc. (the “Company”) has announced that it and certain of its subsidiaries (collectively the “Debtors”) have entered into an $18 million credit facility with Comerica Bank which includes a $15 million working capital revolver and $3 million earmarked for the cash portion of future strategic acquisitions by the Company.

The $15 million revolving note (the “Revolving Note”) has a maturity date of August 1, 2010. The amount outstanding from time to time under the Revolving Note may not exceed the sum of: (i) 80% of the eligible accounts of the Debtors; plus (ii) 60% of the eligible inventory of the Debtors; plus (iii) the lesser of (a) 60% of the eligible retail outlet exception inventory and (b) $3 million. The initial principal balance under the Revolving Note is $6.7 million.

Interest shall accrue on all outstanding amounts under the Revolving Note at the rate of either (i) the greater of (a) the prime rate minus 0.75% and (b) 1.0% plus the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Revolving Prime-based Rate”); or (ii) a euro-based rate as defined in the Revolving Note (the “Revolving Euro-based Rate”), as applicable. Interest that has accrued under the Revolving Prime-based Rate shall be payable monthly in arrears, and interest that has accrued under the Revolving Euro-based Rate shall be payable on the last day of the interest period applicable thereto. All outstanding principal, and any remaining outstanding interest, shall be paid in one lump sum on the maturity date.

The Debtors have not as of this date borrowed any funds under the $3 million facility for future strategic acquisitions. Each time the Debtors borrow funds under the $3 million facility an acquisition note will be issued (the “Acquisition Note(s)”). Each such Acquisition Note will have a maturity date of December 1, 2009. Interest shall accrue on all outstanding amounts under the Acquisition Notes at the rate of either (i) the greater of (a) the prime rate minus 0.25% and (b) 1.0% plus the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers (the “Acquisition Prime-based Rate”); or (ii) a euro-based rate as defined in the Revolving Note (the “Acquisition Euro-based Rate”), as applicable. Outstanding principal and interest under the Acquisition Notes shall be paid in equal monthly payments with the final payment due on the maturity date.

The Debtors have granted Comerica Bank a security interest in all of Debtors’ personal property to secure Debtors payment when due of all of Debtors existing and future indebtedness to Comerica Bank.

The transaction documents contain standard affirmative and negative loan covenants.

The description of the loan facility set forth herein is qualified in its entirety by the specific terms of the Loan Agreement, Form of Revolving Note, Form of Acquisition Note, and Security Agreement, copies of which are attached hereto as Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release (1)
99.2	Loan Agreement dated June 6, 2007
99.3	Form of Revolving Note
99.4	Form of Acquisition Note
99.5	Security Agreement dated June 6, 2007

(1)	Previously filed by the Registrant on Form 8-K on June 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 12, 2007	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer